                                  EXHIBIT 99.B

                           AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.

                                        MARION MERRELL DOW INC.



Date: June 28, 1995                     By:  /s/ Rebecca R. Tilden
                                             Rebecca R. Tilden
                                             Vice President, Assistant
                                             General Counsel, and
                                             Assistant Secretary


                                        HOECHST CORPORATION



Date:  June 28, 1995                    By:  /s/ Harry R. Benz
                                             Harry R. Benz
                                             Secretary and Treasurer


                                        H PHARMA ACQUISITION CORP.



Date:  June 28, 1995                    By:  /s/ David A. Jenkins
                                             David A. Jenkins
                                             Vice President and Secretary